As filed with the Securities and Exchange Commission on August 17, 1998
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                  US LEC CORP.
             (Exact name of Registrant as specified in its Charter)

        DELAWARE                                           56-2065535
(State or other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                       401 NORTH TRYON STREET, SUITE 1000
                            CHARLOTTE, NORTH CAROLINA              28202
                      (Address of principal executive offices)   (Zip Code)


                                  US LEC CORP.
                             1998 OMNIBUS STOCK PLAN
                                       AND
                                    WARRANTS
                           (Full title of the Plan(s))

                              AARON D. COWELL, JR.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                  US LEC CORP.
                       401 NORTH TRYON STREET, SUITE 1000
                         CHARLOTTE, NORTH CAROLINA 28202
                     (Name and Address of Agent for Service)

                                 (704) 319-1000
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            BARNEY STEWART III, ESQ.
                             MOORE & VAN ALLEN, PLLC
                          NATIONSBANK CORPORATE CENTER
                        100 NORTH TRYON STREET, FLOOR 47
                      CHARLOTTE, NORTH CAROLINA 28202-4003
                                 (704) 331-1000

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed
     Title of                       Proposed Maximum      Maximum
 Securities to be   Amount to be   Offering Price Per    Aggregate       Amount of
    Registered       Registered         Share(1)       Offering Price Registration Fee
--------------------------------------------------------------------------------------
Class A Common        1,480,000
Stock                  shares            $18.00         $26,640,000        $7,859
--------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based upon the average of the last sale price reported by Nasdaq on August 10, 1998.

                              EXPLANATORY NOTE

      This Registration Statement covers (i) 1,300,000 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of US LEC Corp. (the "Company" or the "Registrant") reserved for issuance under the Company's 1998 Omnibus Stock Plan (the "Plan") and (ii) 180,000 shares of Common Stock reserved for issuance upon the exercise of nontransferable warrants granted by the Company to two employees (the "Employee Warrants"). Pursuant to Rule 428 promulgated under the Securities Act, the Company intends to deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Plan and to each person holding an Employee Warrant.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act are incorporated herein by reference:

      (a) The Prospectus included as part of the Company's Registration Statement on Form S-1 (Reg. No. 333-46341) (the "Registration Statement on Form S-1") relating to the initial public offering of the Common Stock;

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

      (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

      (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A.

      In addition, all documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Certain provisions of the Company's Restated Certificate of Incorporation (the "Certificate") and Bylaws, as amended, provide that the Company shall indemnify all of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "Delaware Law"). In addition, the Certificate authorizes the Registrant to enter into one or more agreements with any person which provide for indemnification greater or different than that provided in its Certificate.

      Section 145 of the Delaware Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding, whether criminal or civil, brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      In addition, Section 102 of the Delaware Law provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors for monetary damages for breach of fiduciary duty, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of the law;
(iii) conduct in violation of Section 174 of the Delaware Law (which section relates to unlawful distributions); or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate currently includes such provisions.

      The Company maintains a directors and officers insurance policy which insures its officers and directors from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.


ITEM 8.  EXHIBITS

EXHIBIT NO.     DESCRIPTION OF DOCUMENT

   4.1          Form of Class A Common Stock Certificate*

   4.2          US LEC Corp. 1998 Omnibus Stock Plan*

   4.3          Warrant, dated August 4, 1997 issued to Craig K. Simpson*

   4.4          Warrant, dated November 10, 1997 issued to Craig Chason

   5            Opinion of Moore & Van Allen, PLLC

  23.1          Consent of Deloitte & Touche, LLP

  23.2 Consent of Moore & Van Allen, PLLC (included in the opinion filed as Exhibit No. 5)

  24.1          Power of Attorney (included on the signature page.)
------------
*               Incorporated  by  reference  to the  Company's  Registration
                Statement on Form S-1.

ITEM 9.  UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 17, 1998.
                                        US LEC CORP.


                                        By:   /S/ AARON D. COWELL, JR.
                                               Aaron D. Cowell, Jr.
                                               Executive Vice President and
                                                   General Counsel

                              POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Aaron
D. Cowell, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacity, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                       TITLE                    DATE

/S/ RICHARD T. AAB                Chairman, Chief Executive
Richard T. Aab                    Officer and Director          August 17, 1998

/S/ TANSUKH V. GANATRA            President, Chief Operating
Tansukh V. Ganatra                Officer and Director          August 17, 1998

/S/ AARON D. COWELL, JR.          Executive Vice President
Aaron D. Cowell, Jr.              and General Counsel           August 17, 1998

/S/ DAVID M. FLAUM
David M. Flaum                    Director                      August 17, 1998

/S/ STEVEN L. SCHOONOVER
Steven L. Schoonover              Director                      August 17, 1998